AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 2010.

REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Bancorp, Inc.	Delaware	23-3016517
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

The Bancorp Bank	Delaware	20-2111361
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

409 Silverside Road
Wilmington, DE 19809
(302) 385-5000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Betsy Z. Cohen
Chief Executive Officer
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
J. Baur Whittlesey, Esq.
Mark E. Rosenstein, Esq.
Ledgewood, P.C.
1900 Market Street, Suite 750
Philadelphia, PA 19103
(215) 731-9450

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.D. filed to register additional securities or additional classes or securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated Filer ☐	Accelerated Filer ☒

Non-Accelerated Filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
Common Stock, par value $1.00 per share(2)
Preferred Stock, par value $0.01 per share(2)
Warrants(2)(3)
Debt Securities(4)
Guarantees(5)
Units(2)(3)(4)
Totals:	$80,000,000	$4,715(6)

(1)
Pursuant to Rule 457(o) under the Securities Act of 1933, which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, the table does not specify by each class, information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

(2)
Includes such indeterminate number of shares of common stock, preferred stock and warrants exercisable for preferred stock or common stock as may be issued from time to time by the registrant at indeterminate prices.

(3)	There are being registered hereunder an indeterminate amount and number of warrants, representing rights to purchase preferred stock, common stock or debt securities registered hereby.

(4)
If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an aggregate initial offering price of up to the proposed maximum aggregate offering price set forth above.

(5)
No additional consideration will be received for guarantees of debt securities. Pursuant to Rule 457(n) under the Securities Act, no additional filing fee is required in connection with such guarantees of debt securities.

(6)
Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the securities registered pursuant to this registration statement include $13,875,000 of unsold securities previously registered on Form S-3 (Reg. No. 333-155414) initially filed on November 17, 2008, and for which a registration fee in the amount of $545 (calculated at the rate in effect at the time the registration statement was filed) was previously paid and which fee will continue to be applied to such unsold securities.  Accordingly, a fee in the amount of $4,715, which is calculated on the basis of the proposed maximum aggregate offering price of the additional $66,125,000 of securities registered on this registration statement, is being paid with the filing of this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor is it a solicitation of an offer to buy these securities, in any state in which the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2010

PROSPECTUS
THE BANCORP, INC.

$80,000,000
Common Stock, Preferred Stock
Debt Securities, Warrants,
Guarantees and Units

We will provide the specific terms of the securities we sell in supplements to this prospectus or other offering materials. You should read this prospectus, any supplement and any other offering materials carefully before you invest.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this registration process, we may sell any combination of our:

•	common stock;

•	preferred stock, which may be convertible into our common stock;

•	senior or subordinated debt securities, which may be convertible into our common stock or preferred stock;

•	warrants to purchase common stock, preferred stock or debt securities;

•	guarantees; and

•	units to purchase one or more debt securities, common stock, preferred stock or warrants or any combination of such securities in one or more offerings up to a total dollar amount of $80,000,000. The terms of these offerings will be determined at the time of sale. We refer to the common stock, preferred stock, warrants, debt securities, guarantees and the units collectively as the “securities” in this prospectus. For more information on how our securities may be sold, please read the section of the prospectus entitled “Plan of Distribution.”

The specific terms of the securities we offer and the terms of their sale will be set forth in an accompanying supplement to this prospectus or other offering materials. The specific terms of the debt securities will include, when applicable, the title, series, aggregate principal amount, form, which may be registered, certificated or global, authorized denominations, maturity, rate of interest or manner of calculation of the rate, time of payment of interest, any provisions regarding redemption at our option or repayment at your option, any provision regarding sinking fund payments, any provisions regarding conversion into other securities, additional covenants and the public offering price. The specific terms for the guaranties will include a description of the obligations guaranteed, any conditions to the obligations under the guaranties and any subrogation rights. The specific terms for the preferred stock will include, when applicable, series, title and par value, any dividend, liquidation, redemption, conversion, voting and other rights, and the public offering price. The specific terms of the warrants will include, when applicable, the title, public offering price, securities for which they are exercisable, term and exercise price. The specific terms of the common stock will include, when applicable, the public offering price. The prospectus supplement or other offering materials may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement and any other offering materials together with the additional information described in the section of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” carefully before you invest. References in this prospectus to “we,” “us” and “our” are to The Bancorp, Inc.

Our common stock is listed for trading on the NASDAQ Global Select Market under the symbol “TBBK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

AN INVESTMENT IN THESE SECURITIES INVOLVES MATERIAL RISKS AND UNCERTAINTIES. YOU SHOULD READ CAREFULLY THE RISK FACTORS THAT MAY BE INCLUDED IN A PROSPECTUS SUPPLEMENT AND IN OUR PERIODIC REPORTS AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, FOR FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE NOT DEPOSITS OR SAVINGS ACCOUNTS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

This Prospectus is Dated                     , 2010

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities, guarantees of debt securities and/or warrants, either individually or in units, in one or more offerings, with a total value of up to $80,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Bancorp,” “the Company,” “we,” “us,” “our” and similar terms refer to The Bancorp, Inc.  “Bank” refers to The Bancorp Bank, a wholly-owned subsidiary of Bancorp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

Forward-looking statements contained or incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations could differ materially from those contemplated, expressed or implied by our forward-looking statements. Forward-looking statements we make or which are incorporated by reference in this prospectus or which may be contained or incorporated by reference in a prospectus supplement are subject to various risks and uncertainties that could cause actual results to differ materially from our forward-looking statements, including:

•	the risk factors discussed and identified in our public filings with the SEC which we incorporate by reference in this prospectus;

•
recessionary conditions in the U.S. economy have had, and we expect will continue to have, significant adverse effects on our assets and operating results, including increases in payment defaults and other credit risks, decreases in the fair value of some assets and increases in our provision for loan losses;

•	current economic and credit market conditions, if they continue, may result in a reduction in our capital base, reducing our ability to maintain deposits at current levels;

•	operating costs may increase;

•	enactment of adverse laws, regulations and policies, including the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010;

•	management and other key personnel may be lost;

•	competition may increase;

•
the costs of our interest-bearing liabilities, principally deposits, may increase relative to the interest received on our interest-bearing assets, principally loans, thereby decreasing our net interest income;

•
the geographic concentration of our loans could result in our loan portfolio being adversely affected by economic factors unique to the geographic area and not reflected in other regions of the country; and

•
the market value of real estate that secures our loans has been and may continue to be, adversely affected by current economic and market conditions, and may be affected by other conditions outside of our control such as lack of demand for real estate of the type securing our loans, natural disasters, changes in neighborhood values, competitive overbuilding, weather, casualty losses, occupancy rates and other similar factors.

We caution you not to place undue reliance on these forward-looking statements which speak only as of the date of this prospectus, the date of the prospectus supplement or the date of any document incorporated by reference in this prospectus or in a prospectus supplement, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or applicable prospectus supplement, or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

As required by the Securities Act of 1933, or the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. Statements contained in this prospectus concerning the provisions of such documents are necessarily summaries of such documents and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at http://www.thebancorp.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov. Unless specifically listed under “Incorporation of Certain Documents by Reference,” below, the information contained on our website or the SEC website is not intended to be incorporated reference in this prospectus and you should not consider that information a part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that we have filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2009.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2010, June 30, 2010 and September 30, 2010.

•	Our Current Reports on Form 8-K filed March 10, 2010, May 13, 2010 and September 8, 2010.

•	The description of our common stock contained in our Registration Statement on Form 8-A filed on November 10, 2004.

All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to the effectiveness of the registration statement, on or after the date of this prospectus and prior to the termination of this offering made pursuant to this prospectus also will be deemed to be incorporated herein by reference and will automatically update and supersede information in this prospectus. Nothing in this prospectus shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

In reliance on Rule 12h-5 under the Exchange Act, the Bank does not intend to file annual reports, quarterly reports, current reports or transition reports with the SEC, as this registration statement will not be used to offer securities issued by it other than guarantees of securities issued by us.  Certain financial information pertaining to the Bank is included in our financial statements filed with the SEC pursuant to the Exchange Act.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

Attention: Paul Frenkiel
The Bancorp, Inc.
409 Silverside Road
Wilmington, Delaware 19809
(302) 385-5000

You should rely only on the information incorporated by reference or provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. We have not authorized any person to provide information other than that provided in this prospectus, any supplement to this prospectus or any other offering materials we may use. You should assume that the information in this prospectus, any prospectus supplement and any other offering materials we may use is accurate only as of the date on its cover page and that any information in a document we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

The statements that we make in this prospectus or in any document incorporated by reference in this prospectus about the contents of any other documents are not necessarily complete, and are qualified in their entirety by referring you to copies of those documents that are filed as exhibits to the registration statement, of which this prospectus forms a part, or as an exhibit to the documents incorporated by reference. You can obtain copies of these documents from the SEC or from us, as described above.

THE COMPANY

We are a Delaware bank holding company with a wholly owned subsidiary, The Bancorp Bank.. Through the Bank, we provide a wide range of commercial and retail banking products and services to both regional and national markets. We were formed in 1999 and commenced operations in July 2000. Our offices are located at 409 Silverside Road, Wilmington, Delaware 19809 and our telephone number is (302) 385-5000. We also maintain executive offices at 1818 Market Street, Philadelphia, Pennsylvania 19103. Our web address is http://www.thebancorp.com. We do not incorporate by reference into this prospectus any material from our website.

RISK FACTORS

Investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully read and consider the risk factors incorporated by reference in this prospectus, as well as those contained in any applicable prospectus supplement, as the same may be updated from time to time by our future filings with the SEC under the Exchange Act. Any of these risks could materially adversely affect our business, financial condition or results of operations. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect us. In any such case, you could lose all or a portion of your original investment.

RATIO OF COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS TO EARNINGS

The following table shows our ratio of earnings to fixed charges, and our ratio of earnings to combined fixed charges and preference dividends, for the periods indicated.

	Nine months ended September 30, 2010	Year ended December 31,
		2009	2008		2007	2006	2005
Ratio of earnings to fixed charges(1)	1.40	1.38		(3)	1.44	1.56	1.76
Ratio of combined fixed charges and preferred stock dividends to earnings(2)	1.33	1.14		(3)	1.44	1.56	1.66

(1)
We calculate the ratio of earnings to fixed charges by dividing our earnings by fixed charges. For this purpose, earnings consist of pre-tax income from continuing operations before fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) the portion of rent expense representing an interest factor.

(2)	We calculate the ratio of earnings to combined fixed charges and preference dividends by dividing earnings by the sum of fixed charges and dividends on preferred securities.

(3)	Earnings for the year ended December 31, 2008 were inadequate to cover fixed charges. The coverage deficiency was $63.6 million.

USE OF PROCEEDS

Unless otherwise set forth in a prospectus supplement, we intend to use the net proceeds of any offering of securities for general corporate purposes, which may include, but not be limited to, loans, refinancing or repayment of indebtedness, capital expenditures and working capital. Pending any of these uses, the net proceeds of a sale will be invested in readily marketable, interest-bearing securities. The applicable prospectus supplement will provide more details on the use of proceeds of any specific offering.

DESCRIPTION OF CAPITAL STOCK

General

We have the authority to issue 50,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of November 1, 2010, we had 26,181,281 shares of common stock outstanding and no preferred stock outstanding.

The following description of the material terms of our capital stock and of our certificate of incorporation and bylaws is only a summary. You should refer to our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus is a part, for their complete terms.

Common Stock

Voting rights. Each share of common stock is entitled to one vote on all matters presented to stockholders, including the election of directors. There is no cumulative voting in the election of directors.

Dividends. We may pay dividends as declared from time to time by the board of directors out of funds legally available for that purpose. See Item 5 of our Annual Report on Form 10-K for the year ended December 31, 2009, which we refer to as our 2009 10-K and which is incorporated by reference in this prospectus, under the caption “Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities” for a description of our dividend policy and Item 1 of our 2009 10-K under the captions “Regulatory Restrictions on Dividends,” “Prompt Corrective Action,” “Federal Regulation” and “Delaware Regulations” for statutory and regulatory restrictions on our ability to pay dividends.

Liquidation. In the event we are dissolved, liquidated or wound up, common stockholders are entitled to receive a pro rata portion of our assets remaining after payment or provision for payment of all of our debts and liabilities and payment of the liquidation preference of any outstanding preferred stock.

No Preemptive Rights; Redemption. Common stockholders are not entitled to preemptive rights and our common shares are not subject to call or redemption.

Transfer Agent. We have appointed American Stock Transfer & Trust Company to act as the transfer agent for our common stock.

Listing. Our common stock is quoted on the NASDAQ Global Select Market under the symbol “TBBK.”

Preferred Stock

General. We may issue preferred stock from time to time in one or more series. Our board of directors, without further approval of the stockholders, has the authority to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking funds and any other rights, preferences, privileges and restrictions applicable to each series of preferred stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the common stockholders.

A prospectus supplement and any other offering materials relating to any series of preferred stock issued under the registration statement of which this prospectus is a part will specify the terms of the series, including:

•	the maximum number of shares in the series and the designation of the series;

•	the terms on which dividends, if any, will be paid;

•	the terms on which the shares may be redeemed, if at all;

•	the liquidation preference, if any;

•	the terms of any retirement or sinking fund for the purchase or redemption of the shares of the series;

•	the terms and conditions, if any, on which the shares of the series will be convertible into, or exchangeable for, shares of any other class or classes of common or preferred stock;

•	the voting rights, if any, of the shares of the series; and

•	any or all other preferences and relative, participating, operational or other special rights or qualifications, limitations or restrictions of the shares.

The description of preferred stock above and the description of the terms of a particular series of preferred stock contained in a prospectus supplement and other offering materials, if any, are not complete. You should refer to the certificate of designations with respect to a series of preferred stock for complete information concerning the terms of that series. A copy of the certificate of designations for each series of preferred stock will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement.

 Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

We summarize various provisions of Delaware law, our certificate of incorporation and our bylaws in the following paragraphs. These provisions may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for his or her shares.

Certificate of incorporation and bylaws. Our certificate of incorporation and bylaws currently contain provisions that may be deemed to be “anti-takeover” in nature. These provisions are the current authorization of 50,000,000 shares of common stock, the current authorization of 5,000,000 shares of preferred stock and the elimination of preemptive rights.

The authorization for the issuance of substantial numbers of shares of common stock and preferred stock and the elimination of preemptive rights for common stock provides our board of directors with as much flexibility as possible to issue additional shares, without further stockholder approval, for corporate purposes, including financings, acquisitions, stock dividends, stock splits, employee incentive plans and similar purposes. These additional shares, however, may also be used by the board of directors, if consistent with its fiduciary responsibilities to deter future attempts to gain control over us. Moreover, because a stockholder does not have preemptive rights, he or she does not have a right to subscribe for a proportionate part of any such issuance.

Delaware law. We are a Delaware corporation and consequently are also subject to certain anti-takeover provisions of the Delaware General Corporation Law. Under Section 203 of the General Corporation Law, a Delaware corporation may not engage in any business combination with any interested stockholder for a period of three years following the date such stockholder became an interested stockholder, unless:

•	before such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding:

•	shares owned by persons who are directors and also officers, and

•	employee stock plans, in certain instances; or

•
on or after such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines an interested stockholder of a corporation to be any person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) who:

•	owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation; or

•
is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately before the date on which it is sought to be determined whether such person (and any affiliate or associate of such person) is an interested stockholder.

Section 203 defines business combinations to include certain mergers, consolidations, asset sales, transfers and other transactions resulting in a financial benefit to the interested stockholder.

The restrictions imposed by Section 203 will not apply to a corporation if:

•	the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by Section 203; or

•
the corporation, by the action of stockholders holding majority of outstanding voting stock, adopts an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by Section 203.

We have not opted out of Section 203. Section 203 could under certain circumstances make it more difficult for a third party to gain control of us, deny stockholders the receipt of a premium on their common stock and may reduce the price at which the common stock may be sold.

Federal banking law. Federal law pertaining to bank holding companies and banks also may have an anti-takeover effect. See Item 1 of our 2009 10-K under the caption “Federal Regulation—Change in Control”.

DESCRIPTION OF OUR DEBT SECURITIES

General

The debt securities will be:

•	our direct general obligations;

•	either senior debt securities or subordinated debt securities; and

•	issued under separate indentures among us and a trustee which will be named in a prospectus supplement and a supplemental indenture.

We may issue debt securities in one or more series.

If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. Investors in any debt securities we may issue should read the relevant indenture because it, and not this description, will control their rights as holders of the debt securities. Capitalized terms used in the summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and relating to any series of debt securities being offered will describe the specific terms of the debt securities being offered. These terms will include some or all of the following, as applicable:

•	the issuer of the debt securities;

•	the co-issuers of the debt securities, if any;

•	the guarantors of the debt securities, if any;

•	whether the debt securities are senior or subordinated debt securities;

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	the process to authenticate and deliver the debt securities and the application of the proceeds thereof;

•	the assets, if any, that are pledged as security for the payment of the debt securities;

•	the terms of any release, or the release and substitution of, any assets pledged as security for the payment of the debt securities;

•
whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

•	the prices at which we will issue the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

•	the dates on which the principal of the debt securities will be payable;

•	the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

•	any conversion or exchange provisions;

•	any optional redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any changes to or additional events of default or covenants; and

•	any other terms of the debt securities.

We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The relevant prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Payment of Interest and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, as Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a book-entry debt security), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a certificated debt security), as described in the applicable prospectus supplement.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at the trustee’s office or paying agencies in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may transfer certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the old certificate representing those certificated debt securities and either we or the trustee will reissue the old certificate to the new holder or we or the trustee will issue a new certificate to the new holder.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more book-entry debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement.  We may issue book-entry debt securities in either temporary or permanent form.  We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any book-entry debt security.

Provisions Relating only to the Senior Debt Securities

The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness.  The subordinated debt securities will rank junior in right of payment to all of our Senior Indebtedness. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages.  The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

•	we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

•
we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

•
any other default on any Senior Indebtedness occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt.  The subordinated indenture will not limit the amount of Senior Indebtedness that we may incur, unless otherwise indicated in the prospectus supplement.

DESCRIPTION OF GUARANTEES OF DEBT SECURITIES

                   This summary description is not meant to be a complete description of the guarantees of debt securities that we may offer. At the time of an offering and sale of debt securities, this prospectus together with the accompanying prospectus supplement will contain the material terms of the guarantees, if any, of the debt securities being offered.

If specified in the applicable prospectus supplement, certain of our subsidiaries may guarantee the debt securities. Guarantees may be secured or unsecured and senior or subordinated. The particular terms of guarantees of a particular issue of debt securities will be described in the related prospectus supplement.

DESCRIPTION OF WARRANTS

The following describes some of the general terms and provisions of warrants we may issue. Warrants may be issued independently or together with any other securities offered by any prospectus supplement and other offering materials, if any, and may be attached to or separate from those securities. Warrants may be issued under warrant agreements to be entered into between us and a warrant agent or may be represented by individual warrant certificates, all as specified in the applicable prospectus supplement and other offering materials, if any. The warrant agent, if any, for any series of warrants will act solely as our agent and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

A prospectus supplement and any other offering materials relating to any warrants we may issue will specify the terms of the warrants, including:

•	the title and aggregate number of the warrants;

•	the price or prices at which the warrants will be issued;

•	the title, amount and terms of the securities purchasable upon exercise of the warrants;

•	the title, amount and terms of the securities offered with the warrants and the number of warrants issued with each such security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the price at which the related securities may be purchased upon exercise of the warrants;

•	the exercise period for the warrants;

•	the minimum or maximum number of warrants which may be exercised at any one time;

•	any applicable anti-dilution, redemption or call provisions;

•	any applicable book-entry provisions; and

•	any other terms of the warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more debt securities, shares of common stock, shares of preferred stock or warrants or any combination of such securities, including guarantees of any securities.

A prospectus supplement and any other offering materials relating to any units issued under the registration statement of which this prospectus is a part will specify the terms of the units, including:

•
the terms of the units and of any of the debt securities, common stock, preferred stock, warrants and guarantees comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

We may distribute our securities from time to time in one or more transactions at a fixed price or prices. We may change these prices from time to time. We may also distribute our securities at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. We will describe the distribution method for each offering in a prospectus supplement, including, with respect to our equity securities, sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act to or through a market maker or directly into an existing trading market on an exchange or otherwise.

We may sell our securities in any of the following ways:

•	through underwriters or dealers,

•	through agents who may be deemed to be underwriters as defined in the Securities Act,

•	directly to one or more purchasers,

•	directly to holders of warrants exercisable for our securities upon the exercise of their warrants, or

•	through a combination of any of these methods of sale.

The prospectus supplement and other offering materials, if any, for a particular offering will set forth the terms of the offering, purchase price, the proceeds we will receive from the offering, any delayed delivery arrangements, the securities exchanges on which the securities will be listed, if any, and any underwriting arrangements, including underwriting discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or reallowed or paid to dealers. We may have agreements with the underwriters, dealers and agents who participate in the distribution to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments which they may be required to make.

Any common stock sold pursuant to a prospectus supplement will be listed on the NASDAQ Global Select Market or other national securities exchange. Preferred stock and warrants may or may not be listed on the NASDAQ Global Select Market or other national securities exchange. Debt securities will not be listed on the NASDAQ Global Select Market or other national securities exchange. Securities offered may be a new issue of securities with no established trading market. Any underwriters to whom or agents through whom these securities are sold by us for public offering and sale may make a market in these securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of or the trading market for any such securities.

If we use underwriters in the sale, the securities we offer will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering of securities will be named in the prospectus supplement relating to that offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of that prospectus supplement or in the other offering materials.

If we use dealers in an offering of our securities, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by those dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement or other offering materials, if any. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may also offer our securities directly, or though agents we designate, from time to time at fixed prices, which we may change, or at varying prices determined at the time of sale. We will name any agent we use and describe the terms of the agency, including any commissions payable by us to the agent, in a prospectus supplement and other offering materials, if any. Unless otherwise indicated in the prospectus supplement and other offering materials, any agent we use will act on a reasonable best efforts basis for the period of its appointment.

In certain states, our securities may be sold only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is complied with.

Representatives of the underwriters through whom our securities are sold for public offering and sale may engage in over-allotment, stabilizing transactions, syndicate short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a syndicate short position. Stabilizing transactions permit bids to purchase the offered securities so long as the stabilizing bids do not exceed a specified maximum.

Syndicate covering transactions involve purchases of the offered securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the representative of the underwriters to reclaim a selling concession from a syndicate member when the offered securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the offered securities to be higher than it would otherwise be in the absence of such transactions. These transactions may be effected on a national securities exchange and, if commenced, may be discontinued at any time. Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us and our subsidiaries in the ordinary course of business.

EXPERTS

The consolidated financial statements of The Bancorp, Inc. and its subsidiary as of December 31, 2009 and 2008, and for each of the three years in the period ended December 31, 2009 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2009 incorporated by reference in this prospectus and elsewhere in the registration statement have been incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing in giving said reports.

LEGAL MATTERS

The validity of the securities offered hereby and tax matters will be passed upon for us by Ledgewood, a professional corporation, Philadelphia, Pennsylvania. Underwriters, dealers and agents, if any, who we will identify in a prospectus supplement, may have their counsel pass upon certain legal matters in connection with any offering we make.

The Bancorp, Inc.

$80,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Guarantees

PROSPECTUS

, 2010

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below are the expenses (other than underwriting discounts and commissions) we expect to pay in connection with the issuance and distribution of the securities registered hereby. With the exception of the SEC registration fee, all the amounts set forth below are estimated:

SEC registration fee	$4,715
Printing expenses*	$5,000
Accounting fees and expenses*	$10,000
Legal fees and expenses*	$17,500
Miscellaneous expenses	$2,785

Total	$40,000

*	Does not include expenses associated with preparing prospectus supplements and other expenses relating to offerings of particular securities.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the provisions of Section 145 of the Delaware General Corporation Law, the registrant may indemnify any present or former officer or director against expenses arising out of legal proceedings in which the director or officer becomes involved by reason of being a director or officer if the director or officer is successful in the defense of such proceedings. Section 145 also provides that the registrant may indemnify a director or officer in connection with a proceeding in which he is not successful in defending if it is determined that he acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the registrant or, in the case of a criminal action, if it is determined that he had no reasonable cause to believe his conduct was unlawful. Liabilities for which a director or officer may be indemnified include amounts paid in satisfaction of settlements, judgments, fines and other expenses (including attorneys’ fees incurred in connection with such proceedings).

The registrant’s Bylaws provide for indemnification of directors and officers of the registrant to the full extent permitted by applicable law. In accordance with the Delaware General Corporation Law, the registrant’s Certificate of Incorporation contains a provision to limit the personal liability of the directors of the registrant for violations of their fiduciary duty. This provision eliminates each director’s liability to the registrant or its stockholders for monetary damages except (i) for breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty.

The registrant maintains directors’ and officers’ liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer of itself or any direct or indirect subsidiary, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 16.	EXHIBITS

The Exhibits furnished as part of this registration statement on Form S-3 are identified in the Exhibit Index immediately following the signature pages of this registration statement. Such Exhibit Index is incorporated herein by reference.

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ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by such registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to the purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

For the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, such registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 15, 2010.

THE BANCORP, INC.

By:	/S/ BETSY Z. COHEN
Betsy Z. Cohen
Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Betsy Z. Cohen, Frank M. Mastrangelo and Paul Frenkiel, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 15, 2010.

/S/ BETSY Z. COHEN	Chief Executive Officer and Director (principal executive officer)
BETSY Z. COHEN

/S/ FRANK M. MASTRANGELO	President, Chief Operating Officer and Director
FRANK M. MASTRANGELO

/S/ PAUL FRENKIEL	Chief Financial Officer (principal financial officer), Executive Vice President and Secretary
PAUL FRENKIEL

/S/ MARTIN F. EGAN	Chief Accounting Officer (principal accounting officer) and Senior Vice President
MARTIN F. EGAN

/S/ DANIEL G. COHEN	Chairman
DANIEL G. COHEN

/S/ WALTER T. BEACH	Director
WALTER T. BEACH

/S/ MICHAEL J. BRADLEY	Director
MICHAEL J. BRADLEY

IV-4

/S/ MATTHEW COHN	Director
MATTHEW COHN

/S/ LEON A. HUFF	Director
LEON A. HUFF

/S/ WILLIAM H. LAMB	Director
WILLIAM H. LAMB

/S/ JAMES J. MCENTEE III	Director
JAMES J. MCENTEE III

/S/ LINDA SCHAEFFER	Director
LINDA SCHAEFFER

/S/ JOAN SPECTER	Director
JOAN SPECTER

V-5

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on November 15, 2010.

THE BANCORP BANK

By:	/S/ BETSY Z. COHEN
Betsy Z. Cohen
Chairman and Chief Executive Officer
(principal executive officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Betsy Z. Cohen, Frank M. Mastrangelo and Paul Frenkiel, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 15, 2010.

/S/ BETSY Z. COHEN	Chairman and Chief Executive Officer (principal executive officer)
BETSY Z. COHEN

/S/ FRANK M. MASTRANGELO	President and Director
FRANK M. MASTRANGELO

/S/ PAUL FRENKIEL	Chief Financial Officer (principal financial and accounting officer)
PAUL FRENKIEL

/S/ DANIEL G. COHEN	Vice Chairman
DANIEL G. COHEN

/S/ WALTER T. BEACH	Director
WALTER T. BEACH

/S/ MICHAEL J. BRADLEY	Director
MICHAEL J. BRADLEY

/S/ MATTHEW COHN	Director
MATTHEW COHN

VI-6

/S/ LEON A. HUFF	Director
LEON A. HUFF

/S/ WILLIAM H. LAMB	Director
WILLIAM H. LAMB

/S/ JAMES J. MCENTEE III	Director
JAMES J. MCENTEE III

/S/ LINDA SCHAEFFER	Director
LINDA SCHAEFFER

/S/ JOAN SPECTER	Director
JOAN SPECTER

VII-7

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION OF DOCUMENT
1.1(a)	Form of Underwriting Agreement with respect to equity securities*

1.1(b)	Form of Underwriting Agreement with respect to debt securities*

3.1	Certificate of Incorporation(1)

3.2	Bylaws(1)

4.1	Specimen Stock Certificate(2)

4.2	Form of Senior Indenture

4.3	Form of Subordinated Indenture

4.4	Form of Debt Security*

4.5	Form of Warrant Agreement and Warrant Certificate *

4.6	Form of Certificate of Designation of preferred stock and Preferred Stock Certificate *

4.7	Form of Unit Agreement and Unit*

5.1	Opinion of Ledgewood as to the legality of the securities being registered

12.1	Statement regarding computation of ratios

23.1	Consent of Ledgewood, P.C. (included in Exhibit 5.1)

23.2	Consent of Grant Thornton LLP

24.1	Power of Attorney (included as part of signature pages to this registration statement)

25.1	Statement of Eligibility on Form T-1 of Trustee for senior debt securities**

25.2	Statement of Eligibility on Form T-1 of Trustee for subordinated debt securities**

*	To be filed by a post-effective amendment or a Form 8-K.
**	To be filed pursuant to Rule 305(b)(2) of the Trust Indenture Act.

(1)	Previously filed as an exhibit to the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on July 15, 2004.

(2)	Previously filed as an exhibit to Amendment No. 1 of the registrant’s registration statement on Form S-4 (File No. 333-117385) filed on September 28, 2004.

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